SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

                               (Amendment No. 1)



Filed by the Registrant  [ X ]

Filed by a Party other than the Registrant  [   ]

Check the appropriate box:

[   ]  Preliminary Proxy Statement

[   ]  Confidential, for Use of the Commission Only (as permitted by
       Rule 14a-6(e)(2))

[ X ]  Definitive Proxy Statement

[   ]  Definitive Additional Materials

[   ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
       Section 240.14a-12

                                JAY JACOBS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ]  No fee required

[   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

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           pursuant to Exchange Act Rule 0-11:  Set forth the amount on which
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[   ]  Fee paid previously with preliminary materials

[   ]  Check box if any part of the fee is offset as provided by Exchange
       Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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
                                JAY JACOBS, INC.
                                1530 Fifth Avenue
                            Seattle, Washington 98102

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  July 9, 1998

To the Shareholders of Jay Jacobs, Inc.:

     You are invited to attend the Annual Meeting of Shareholders (the "Meeting") of Jay Jacobs, Inc., a Washington corporation. The Meeting will be held at the Company's headquarters, located at 1530 Fifth Avenue, Seattle, Washington on July 9, 1998, at 9:00 a.m., Pacific Time, for the following purposes:

     1. electing five directors who will serve until their successors are duly elected and qualified; and

     2. to transact any other business that properly comes before the Meeting or any adjournment of the Meeting.


     Only shareholders of record at the close of business on June 25, 1998 will be entitled to vote at the Meeting or any adjournments of the Meeting.


     Your vote is important. Whether you plan to attend the meeting or not, please sign, date and return your proxy card to us in the return envelope as soon as possible. If you plan to attend the meeting, please mark the appropriate box on the proxy card so we can prepare an accurate admission list. If you attend the meeting and prefer to vote in person, you will be able to do so.

                                 By Order of the Board of Directors


                                 /s/ WILLIAM L. LAWRENCE, JR.
                                 -----------------------------------------------
                                 Secretary

Seattle, Washington

June 30, 1998

                                JAY JACOBS, INC.
                                1530 Fifth Avenue
                            Seattle, Washington 98102

                                  June 30, 1998

                                  ------------

                                 PROXY STATEMENT

                                  ------------

General
-------


     The Board of Directors of Jay Jacobs, Inc., a Washington corporation (the "Company"), is furnishing this Proxy Statement in connection with its solicitation of proxies to be voted at the Company's 1998 annual meeting of shareholders (the "Meeting"). The Meeting will be held at the Company's headquarters located at 1530 Fifth Avenue, Seattle, Washington, 98101, on July 9, 1998, at 9:00 a.m. Pacific Time. This Proxy Statement and the accompanying proxy are being mailed to shareholders of the Company on or about June 30, 1998.


Record Date and Outstanding Shares
----------------------------------


     The Board of Directors has fixed June 25, 1998, as the record date (the "Record Date") for determining the holders of the Company's voting securities who are entitled to receive notice of and to vote at the Meeting. The Company's voting securities consist of its common stock, par value $0.01 per share ("Common Stock") and its Series B Preferred Stock, par value $0.01 per share ("Series B Stock"). At the close of business on the Record Date, there were 549,220 shares of Common Stock oustanding and 25,000 shares of Series B Stock outstanding (collectively the "Voting Shares").


Solicitation and Revocability of Proxy
--------------------------------------

     A proxy in the form accompanying this proxy statement is solicited on behalf of the Board of Directors of the Company. The Company will bear the cost of preparing and mailing the proxy, the proxy statement, and any other material furnished to the shareholders by the Company in connection with the Meeting. Proxies will be solicited by use of the mails, and officers and employees of the Company may, without additional compensation, also solicit proxies by telephone or personal contact. Copies of solicitation materials will be furnished to fiduciaries, custodians, and brokerage houses for forwarding to beneficial owners of the stock held in their names.

     Any shares of stock of the Company held in the name of fiduciaries, custodians, or brokerage houses for the benefit of their clients may only be voted by the fiduciary, custodian, or brokerage house itself -- the beneficial owner may not vote the shares directly and must instruct the person or entity in whose name the shares are held how to vote the shares held for the beneficial owner. Therefore, if any shares of stock of the Company are held in "street name" by a brokerage house, only the brokerage house, at the instructions of its client, may vote the shares.

     Any person giving a proxy in the form accompanying this proxy statement has the power to revoke it at any time before its exercise. The proxy may be revoked by filing with the Secretary of the Company an instrument of revocation or a duly executed proxy bearing a later date. The proxy may also be revoked by affirmatively electing to vote in person while attending the Meeting. However, a shareholder who attends the Meeting need not revoke the proxy and vote in person unless the shareholder wishes to do so. All valid, unrevoked proxies will be voted at the Meeting in accordance with the instructions given. If a signed proxy is returned without instructions, it will be voted for the nominees for director, for the approval of the proposals presented, and in accordance with the recommendations of management on any other business that may properly come before the Meeting or matters incident to the conduct of the Meeting.

Voting and Quorum
-----------------

     The shares represented by each proxy will be voted in accordance with the instructions given on the proxy, or, in the absence of instructions to the contrary, will be voted (i) "FOR" the election of the five nominees for the Board of Directors named on the following pages, provided that if any one or more of such nominees should become unavailable for election for any reason, such shares will be voted for the election of such substitute nominee or nominees as the Board of Directors may propose, and (ii) at the discretion of the persons named in the proxy, on any other business that may properly come before the Meeting.

     Under Washington law and the Company's Articles of Incorporation and Bylaws, the presence in person or by proxy of holders of a majority of the Voting Shares is required to constitute a quorum for the transaction of business at the Meeting. Abstentions and broker non-votes will be considered present at the meeting for the purpose of determining a quorum.

     If a quorum is present at the Meeting, the five nominees for the Board of Directors who receive the greatest number of votes cast for the election of directors by the shares present in person or by proxy at the Meeting shall be elected directors. The affirmative vote of a majority of shares present in person or by proxy at the Meeting is required for approval of any other matters submitted to a vote of the shareholders. The Series B Stock is entitled to vote, together with the holders of Common Stock as a single class, on any matter submitted to the shareholders for a vote. Each holder of Common Stock will be entitled to one vote for each share of Common Stock held by that shareholder. Each holder of Series B Stock will, for each share of Series B Stock, be entitled to that number of votes equal to the number of shares of Common Stock into which such share of Series B Stock is convertible. Shareholders will not be entitled to cumulate votes in the election of directors.

     In the election of directors, an abstention or broker non-vote will have no effect on the outcome. In the case of any other matter, abstention from voting will have the practical effect of voting against such matter.

PROPOSAL 1: ELECTION OF DIRECTORS

Nominees
--------

     The Board of Directors of the Company will consist of five directors, who will be elected at the Meeting to serve until their successors are duly elected and qualified. Unless a proxy received by the Company directs otherwise or is properly revoked, that proxy will be voted FOR the election of the following nominees:


                                        Director or
Name                          Age       Officer Since          Position with Company
----                          ---       -------------          ---------------------
Rex Loren Steffey             48        09/94                  President; Chief Executive Officer;
                                                               Director
William L. Lawrence, Jr.      47        12/97                  Executive Vice President; Chief
                                                               Financial Officer; Director
Michael D. Sullivan           57        12/97                  Chairman of the Board
Edward L. Cahill              44        12/97                  Director
Kim Z. Golden                 42        12/97                  Director

     All of the nominees are currently directors of the Company. If any nominee is unable to stand for election, the shares represented by all proxies in favor of the above slate will be voted for the election of the substitute nominee recommended by the Board of Directors. The Company is not aware that any nominee is or will be unable to stand for election.

                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                     "FOR" ALL OF THE NOMINEES NAMED ABOVE.

Directors and Executive Officers
--------------------------------

     Rex Loren Steffey has served as the Company's President and Chief Executive Officer since September 1994 and has been a Director of the Company since September 1994. From March 1993 to September 1994 Mr. Steffey held various positions with Paul Harris Stores, Inc. ("Paul Harris"), an Indiana-based fashion retailer and, immediately prior to joining the Company, was Paul Harris' President and Chief Operating Officer.

     William L. Lawrence, Jr. has served as the Company's Chief Financial Officer since January 1995, and has served as its Executive Vice President and a Director since December 1997. Prior to joining the Company, Mr. Lawrence was Senior Vice President and Chief Financial Officer for Paul Harris from March 1994 until January 1995. From March 1993 to March 1994, Mr. Lawrence was Senior Vice President-Finance of Paul Harris, and from 1990 until March 1993 he served as Paul Harris' Vice President-Controller, Corporate Secretary, and Assistant Treasurer.

     Michael D. Sullivan has served as a Director of the Company since December 1997. From October 1996 to the present, Mr. Sullivan has been Chairman of the Board of Golf America Stores, Inc., a golf apparrel retailing company. Mr. Sullivan has also been Chairman of the Board of Pro Axon International, LLC, a hair care products company since December 1994. From August 1974 to November 1994, Mr. Sullivan was President and Chief Executive Officer of Merry-Go-Round Enterprises, Inc., a fashion retailer. Merry-Go-Round filed a reorganization petition under Chapter XI of the Federal Bankruptcy law in January 1994, and subsequently announced a bankruptcy liquidation. Mr. Sullivan is also a director of Baltimore Gas and Electric Company.

     Edward L. Cahill has served as a Director of the Company since December 1997. Mr. Cahill is a founding partner of Cahill, Warnock & Company, LLC, an asset management firm established to invest in small public companies. Prior to founding Cahill, Warnock & Company in July 1995, Mr. Cahill was a Managing Director at Alex. Brown & Sons, Incorporated where, from 1986 through 1995, he headed the firm's Health Care Investment Banking Group. Mr. Cahill is also a director of Occupational Health + Rehabilitation Inc, GENEMEDICINE, INC., Prism Health Group, Inc. and The Maryland Bioprocessing Center.

     Kim Z. Golden has served as a Director of the Company since December 1997. Mr. Golden is a Managing Director of T. Rowe Price Recovery Fund II, L.P. From May 1991 to the present, Mr. Golden has been a Vice President of T. Rowe Price Associates ("TRPA"), a mutual fund company. Prior to joining TRPA Mr. Golden held various positions at Chemical Banking Corporation (now Chase Manhattan) where he was a Vice President of Corporate Finance. Mr. Golden is also a Director of Seaman Furniture Company.


Director Compensation
---------------------

     No employee/director of the Company receives any compensation for serving as a director. Non-employee directors receive no salary for their services and receive no fee for their participation in meetings. From time to time, the Board of Directors may grant options to purchase Common Stock to non-employee directors. All directors are reimbursed for reasonable travel and other out-of-pocket expenses incurred in attending meetings of the Board of Directors.

Vacancies
---------

     Replacement directors for vacancies resulting from an increase in the size of the Board of Directors or the resignation or removal of a director may be appointed by the Board of Directors, or may be elected by the shareholders at a special meeting. Directors so appointed or elected hold office until the next annual meeting of shareholders and until their successors are elected and qualified.

Board of Directors Meetings
---------------------------

     The Board of Directors met twelve times during the fiscal year ended January 31, 1998 ("Fiscal 1998"). No director attended fewer than 75% of the aggregate of all meetings of the Board of Directors and the committees of which the director was a member during the period in which he was a director in Fiscal 1998.

Committees of the Board of Directors
------------------------------------

     In December 1997, the Company's Board of Directors established a Compensation Committee, an Audit Committee and a Real Estate Committee.

     Compensation Committee. The Compensation Committee reviews and recommends to the Board of Directors the annual salary, bonus, stock options, and other benefits, direct and indirect, of the senior executives of the Corporation. The Compensation Committee also administers policies relating to compensation and benefits. Michael D. Sullivan, Edward L. Cahill and Kim Z. Golden are the current members of the Compensation Committee. The Compensation Committee met two times during Fiscal 1998.

     Audit Committee. The Audit Committee reviews the Company's accounting policies, practices, internal accounting controls and financial reporting. The Audit Committee also oversees the engagement of the Company's independent auditors, reviews the audit findings and recommendations of the independent auditors, and monitors the extent to which management has implemented the findings and recommendations of the independent auditors. Michael D. Sullivan, Edward L. Cahill and Kim Z.

Golden are the current members of the Audit Committee. The Audit Committee met one time during Fiscal 1998.

     Real Estate Committee. The Real Estate Committee establishes and periodically reviews policies relating to the Company's use and occupancy of real property, including periodic reviews of the status of the Company's leases and relationships with its landlords. The Real Estate Committee also oversees the Company's strategy and plans with respect to the occupancy or expansion of, or improvements to, the Company's real properties. Michael D. Sullivan, Rex Loren Steffey, Edward L. Cahill and Kim Z. Golden are the current members of the Real Estate Committee. The Real Estate Committee met one time during Fiscal 1998.

Securities Ownership of Directors, Executive Officers and Principal Shareholders
--------------------------------------------------------------------------------

     All share amounts with respect to the Company's Common Stock in the following table and throughout this proxy statement reflect a 1 for 15 reverse split of the Company's Common Stock which was approved by the shareholders of the Company at a Special Meeting of the Shareholders on March 24, 1998.

     The following table sets forth certain information regarding ownership of the Company's Common Stock as of June 22, 1998 by (i) each person known by the Company to own beneficially more than 5% of the Common Stock, (ii) each director and director nominee of the Company, (iii) the Chief Executive Officer and each of the other named executive officers, and (iv) all directors and officers as a group. Except as otherwise noted, beneficial ownership of Common Stock by each person listed below is based on such person's beneficial ownership of Series B Stock. Numbers of shares beneficially owned by holders of Series B Stock and all percentage calculations assume that all outstanding shares of B Stock have been converted to Common Stock.

                                                    Number of Shares      Percentage of
                                                        Beneficially             Shares
  Name                                                         Owned        Outstanding
  ----                                              ----------------      -------------
  Rex Loren Steffey/1                                         72,235             1.64
  William L. Lawrence, Jr./2                                  60,801             1.39
  Michael D. Sullivan/3                                       63,164             1.46
  Edward L. Cahill/4                                       2,464,956            56.06
  Kim Z. Golden/5                                          1,369,427            31.37
  T. Rowe Price Recovery Fund II, L.P.                     1,369,427            31.37
  Cahill, Warnock Strategic Partners Fund, L.P.            2,335,648            53.17
  Strategic Associates, L.P.                                 129,308             2.99
  All Officers and Directors as a Group                    4,030,583            88.20

--------------

/1 Consists of 72,235 shares issuable on exercise of currently exercisable options or options exercisable within 60 days of the date of this proxy.

                                       5

/2 Consists of 60,801 shares issuable on exercise of currently exercisable options or options exercisable within 60 days of the date of this proxy.

/3 Consists of 10,000 shares issuable on exercise of currently exercisable options or options exercisable within 60 days of the date of this proxy and 53,164 shares issuable on conversion of warrants held by Mr. Sullivan.

/4 Consists of 2,393,144 shares issuable on conversion of Series B Preferred
Stock and 71,812 shares issuable on conversion of warrants held by Cahill, Warnock Strategic Partners Fund, L.P. and Strategic Associates, L.P., both limited partnerships managed by Cahill, Warnock & Company, LLC. Mr. Cahill is a managing member of Cahill, Warnock & Company, LLC.

/5 Consists of 1,329,557 shares issuable on conversion of Series B Preferred
Stock and 39,870 shares issuable on conversion of warrants held by T. Rowe Price
Recovery Fund II, L.P., a limited partnership managed by T. Rowe Price Recovery
Fund II Associates, LLC. Mr. Golden is a Managing Director of T. Rowe Price
Recovery Fund II Associates, LLC. Mr. Golden disclaims beneficial ownership of shares owned by T. Rowe Price Recovery Fund II, L.P. or T. Rowe Price Recovery
Fund II Associates, LLC.

Executive Compensation
----------------------

     The following table sets forth the annual and long-term compensation of each executive officer of the Company who received annual salary and bonuses exceeding $100,000 in the fiscal year ended January 31, 1998 (the "Named Executives"), for services in all capacities to the Company for the last three fiscal years.

                                                                                   Long-Term Compensation
                                                                            --------------------------------------
                                        Annual Compensation                            Awards              Payouts
                         -----------------------------------------------    --------------------------     -------
                                                                Other       Restricted     Securities
  Name and                                                     Annual          Stock       Underlying       LTIP       All Other
  Principal              Fiscal     Salary      Bonus       Compensation       Awards     Options/SARs     Payouts   Compensation
   Position               Year       ($)         ($)             ($)            ($)            (#)           ($)         ($)
  ---------              ------    --------    --------     ------------    ----------    ------------     -------   ------------
  Rex Loren Steffey,      1998     $300,000    $100,000                                         -0-
  President and CEO       1997     $336,541         -0-                                       6,667
                          1996     $314,422    $150,000                                         -0-

  William L.
  Lawrence, Jr.,          1998     $175,000     $60,000                                         -0-
  Executive Vice          1997     $201,088         -0-                                       2,667
  President and CFO       1996     $229,437     $50,000                                       6,000

Aggregated Option/SAR Exercises and Fiscal Year-End Option/SAR Values
---------------------------------------------------------------------

     The following table sets forth information concerning exercise of stock options and warrants during the last fiscal year by each Named Executive and the fiscal year end value of unexercised options:

                                                             Number of Securities               Value of Unexercised
                                                            Underlying Unexercised              In-the-Money Options/
                                                          Options/SARs at FY-end (#)              SARs at FY-end ($)
                             Shares
                            Acquired         Value
  Name                  on Exercise (#)     Realized     Exercisable     Unexercisable      Exercisable      Unexercisable
  ----                  ---------------     --------     -----------     -------------      -----------      -------------
  Rex Loren
  Steffey                                                    -0-              -0-

                                       6

  William L.
  Lawrence, Jr.                                             8,267             -0-           $55,554.241           -0-

--------------

(1) Based on a closing price of 8 43/64 of the Company's Common Stock at the end of Fiscal 1998.

Compensation Committee Interlocks and Insider Participation
-----------------------------------------------------------

     The Compensation Committee is composed of Michael D. Sullivan, Edward L. Cahill, and Kim Z. Golden, none of whom are employees or current or former officers of the Company.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors (the "Committee") is composed of three nonemployee directors. The Committee is responsible for developing and making recommendations to the Board with respect to the Company's compensation policies and the levels of compensation to be paid to executive officers. In addition, the Committee has responsibility for the administration and the grant of stock options and other awards under the Company's 1998 Stock Incentive Plan (the "Plan").

     The objectives of the Company's executive compensation program are to attract and retain highly qualified executives and to motivate them to maximize shareholder returns by achieving both short-term and long-term strategic Company goals. The two basic components of the executive compensation program are base salary and long-term incentive compensation in the form of stock options.

     Base Salary. Base salaries for the executive officers are set pursuant to the terms of employment agreements with Messrs. Steffey and Lawrence which were in place prior to the formation of the Committee. Base salaries under the employment agreements are subject to increase on an annual basis in accordance with the Consumer Price Index.

     Cash Bonus Program. The employment agreements for each of Messrs. Steffey and Lawrence provide for cash bonuses accrued upon the achievement of performance goals agreed to by the employee and the Compensation Committee. These performance goals are related to achieving financial goals and specific goals related to implementation of certain tasks.

     Long-Term Incentive Compensation. The Plan is a long-term incentive plan for executives, managers, and other employees within the Company. The objective of the Plan is to align employee and shareholder long-term interests by creating a strong and direct link between compensation and shareholder value. The Plan authorizes the Committee to award stock options to officers and other employees of the Company as well as directors of and consultants to the Company. Stock options are granted at an option price not less than 100% of fair market value of the Company's Common Stock on the date of grant, in the case of incentive stock options, and at prices otherwise determined by the Committee, in the case of nonstatutory stock options. To date, all options granted under the Plan have been nonstatutory stock options. Stock options granted under the Plan to date generally vest 20% immediately and the remainder vest in equal annual installments over four years. The stock options have ten year terms, and generally terminate in the event of termination of employment. The amount of stock option grants for an individual is at the discretion of the Committee and depends upon the individual's level of responsibility and position in the Company.

     Deductibility. Section 162(m) of the Internal Revenue Code of 1986 limits to $1 million per person the amount that the Company may deduct for compensation paid to any of its most highly compensated officers in any year after 1993. The levels of salary and bonus generally paid by the Company do not exceed this limit. Upon the exercise of nonstatutory incentive stock options, however, the excess of the current market price over the option price (the "option spread") is treated as compensation and, therefore, it may be possible for option exercises by an officer in any year to cause the officer's total compensation to exceed $1 million. Under IRS regulations, option spread compensation from options that meet certain requirements will not be subject to the $1 million limit on deductibility.

                             COMPENSATION COMMITTEE

                               Michael D. Sullivan
                               Edward L. Cahill
                               Kim Z. Golden

Employment Agreements
---------------------

     Recent Employment Agreements. In December 1997, the Company entered into new employment agreements with Messrs. Steffey and Lawrence. The agreements are for five-year terms and provide for an annual salary of $300,000 and $175,000 for Mr. Steffey and Mr. Lawrence, respectively, subject to increase on an annual basis in accordance with the Consumer Price Index. The agreements also provide for annual bonuses of up to 45% of the employee's base salary if certain performance goals agreed to by the employee and the Compensation Committee of the Board of Directors are met. The agreements may be terminated by the Company with or without cause and without notice, and may be terminated by Messrs. Steffey and Lawrence for "Good Reason" (as defined in the agreements) upon 30 days' prior written notice to the Company. In the event of termination by the Company without cause, or termination by the employee for Good Reason, the employee is entitled to receive payment of his base salary for a period of two years following termination, plus any bonus accrued through the date of termination (the "Severance Payment"). For a period of two years following termination the employee is subject to a covenant not to compete with the Company; provided, that if termination by the Company is without cause and occurs within 60 days of a change in control of the Company (as defined in the agreement), the employee may elect not to receive the Severance Payment and the covenant not to compete will not then apply.

Compliance With Section 16(a) Beneficial Ownership Reporting Requirements
-------------------------------------------------------------------------

     Based solely on a review of Forms 3 and 4 and amendments thereto furnished to the Company pursuant to Rule 16a-3(e) during its most recent fiscal year, and on representations that none of the Company's officers, directors, or principal shareholders ("Reporting Persons") were required to report any transactions on Form 5, the Company believes that, during the fiscal year ended January 31, 1998, the Reporting Persons complied in all material respects with all applicable filing requirements under Section 16(a) of the Exchange Act.

Certain Relationships and Related Transactions
----------------------------------------------

     On December 5, 1997 (the "Closing Date"), the Company created and sold two new series of preferred stock in a private placement for $7,100,000. The preferred stock, denominated Series A Preferred Stock and Series B Preferred Stock (the "A Stock" and "B Stock", respectively, and, collectively, the "Preferred Stock"), was sold in its entirety to investors not previously affiliated with the Company. The A Stock is non voting and non convertible. The B Stock is convertible into 86.25% of the sum of (i) the outstanding common stock of the Company ("Common Stock") on the Closing Date, (ii) additional shares of Common Stock issuable to certain creditors of the Company immediately following the Closing Date, and (iii) the shares of Common Stock into which the B Stock is convertible.

     Edward L. Cahill, a current director and nominee for election as a director of the Company, is a managing member of Cahill, Warnock & Company, LLC ("Cahill Warnock"). Strategic Associates, L.P. ("Strategic Associates"), a fund managed by Cahill Warnock purchased 3.3% of each series of Preferred Stock for an aggregate purchase price of $236,200. Mr. Cahill is also a general partner of Cahill, Warnock Strategic Partners, L.P., the general partner of Cahill, Warnock Strategic Partners Fund, L.P. ("Strategic Partners Fund"). Strategic Partners Fund purchased 60.1% of each series of Preferred Stock for an aggregate purchase price of $4,263,800.

     Kim Z. Golden, a current director and nominee for election as a director of the Company, is the managing director of T. Rowe Price Recovery Fund II Associates, LLC, the general partner of T. Rowe Price Recovery Fund II, L.P. ("TRP"). TRP purchased 35.2% of each series of Preferred Stock for an aggregate purchase price of $2,500,000.

     Michael D. Sullivan, a current director and nominee for election as a director of the Company, purchased 1.4% of each series of Preferred Stock for an aggregate purchase price of $100,000.

     On March 11, 1998, the Company entered into a Subordinated Debenture Purchase Agreement (the "Debenture Agreement") with Strategic Partners Fund, Strategic Associates, and TRP. Pursuant to the terms of the Debenture Agreement,
(i) Strategic Partners Fund acquired a warrant to purchase 68,014 shares of the Common Stock as partial consideration for the purchase of a subordinated debenture of the Company in the principal amount of $1,218,000, (ii) Strategic Associates acquired a warrant to purchase 3,798 shares of the Common Stock as partial consideration for the purchase of a subordinated debenture in the principal amount of $68,000, and (iii) TRP acquired a warrant to purchase 39,870 shares of the Common Stock as partial consideration for the purchase of a subordinated debenture in the principal amount of $714,000. Each of the warrants issued pursuant to the Debenture Agreement provide an exercise price of $0.01 per share of Common Stock, or $1.00 per Common Stock equivalent. In addition, pursuant to the terms of the Debenture Agreement, Strategic Partners Fund, Strategic Associates and/or TRP may, upon an event of default by the Company,
(i) demand immediate payment, (ii) extend the term of the their respective portions of the subordinated debenture and receive additional warrants to purchase the Company's Common Stock or Common Stock equivalents up to an aggregate amount of 3% of the Company's Common Stock on a fully diluted basis,
(iii) convert the principal amount of their respective portions of the subordinated debenture into the Company's Series C Preferred Stock, or (iv) enter into any other written agreement with the Company.

Performance Graph
-----------------

     Set forth below is a line graph comparing the cumulative total stockholder return of the Company's Common Stock with the cumulative total return of the S&P 500 Index, and the S&P Retail Specialty Apparel Index for the period commencing on February 28, 1993 and ended on February 28, 1998. The graph assumes that $100 was invested in the Company's Common Stock and each index on February 28, 1993 and that all dividends were reinvested.

                   COMPARISON OF CUMULATIVE TOTAL RETURN AMONG
              JAY JACOBS, INC. COMMON STOCK, THE S&P 500 INDEX AND
        THE S&P RETAIL SPECIALTY APPAREL INDEX THROUGH FEBRUARY 28, 1998


                                                                              S&P Retail Specialty
  Measurement Period           Jay Jacobs, Inc. Stock      S&P 500 Index         Apparel Index
  ------------------           ----------------------      -------------         -------------
  February 28, 1993                 $100.00                   $100.00              $100.00
  February 28, 1994                  $57.14                   $108.69               $94.23
  February 28, 1995                  $24.29                   $110.73               $71.66
  February 28, 1996                  $35.71                   $149.24               $82.95
  February 28, 1997                   $8.57                   $181.71              $115.36
  February 28, 1998                   $8.57                   $241.12              $210.55

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Price Waterhouse L.L.P. served as the independent auditors of the Company for Fiscal 1998. A representative of Price Waterhouse L.L.P. is expected to be present at the Meeting and will have an opportunity to make a statement and/or to respond to appropriate questions from shareholders. The Board of Directors has not yet considered the selection of an independent public accountant for the fiscal year ending January 30, 1999.

                              SHAREHOLDER PROPOSALS

     Shareholder proposals submitted for inclusion in the 1999 proxy materials and consideration at the 1999 Annual Meeting of Shareholders must be received by the Corporation by February 24, 1999. Any such proposal should comply with the rules promulgated by the Securities and Exchange Commission governing shareholder proposals submitted for inclusion in proxy materials.

                     ANNUAL REPORT AND FINANCIAL STATEMENTS

     A copy of the Company's 1998 Annual Report on Form 10-K/A, which includes the Company's Financial Statements for the fiscal year ended January 31, 1998, accompanies this Proxy Statement. The Annual Report is not to be treated as part of or incorporated by reference into the proxy solicitation material.

                             DISCRETIONARY AUTHORITY

     While the Notice of Meeting provides for transaction of any business that properly comes before the Meeting, the Board of Directors has no knowledge of any matters to be presented at the Meeting other than those referred to herein. The enclosed proxy, however, gives discretionary authority if any other matters are presented.

                                 OTHER BUSINESS

     The Board of Directors does not intend to present any business for action at the Meeting other than the election of directors, nor does it have knowledge of any matters that may be presented by others. If any other matter properly comes before the Meeting, the persons named in the accompanying form of proxy intend to vote in accordance with the recommendations of the Board of Directors.

                                  By Order of the Board of Directors



                                  /s/ WILLIAM L. LAWRENCE, JR.
                                  ----------------------------------------------
                                  Secretary


June 30, 1998

                                      PROXY

                                JAY JACOBS, INC.
                          Annual Meeting, July 9, 1998

                      PROXY SOLICITED BY BOARD OF DIRECTORS

PLEASE SIGN AND RETURN THIS PROXY

The undersigned hereby appoints Rex Loren Steffey and William L. Lawrence, Jr., and each of them, proxies with power of substitution to vote on behalf of the undersigned all shares that the undersigned may be entitled to vote at the annual meeting of the shareholders of Jay Jacobs, Inc. (the "Company") on July 9, 1998 and any adjournments thereof, with all powers that the undersigned would possess if personally present, with respect to the following:

1.  Election of Directors:  [ ] FOR all nominees      [ ] WITHHOLD AUTHORITY
                                except as marked          to vote for all
                                to the contrary below.    nominees listed below.

     Instructions:  To withhold authority to vote for any individual, strike a line through the nominee's name below.

                    Rex Loren Steffey, William L. Lawrence, Jr., Michael D. Sullivan, Edward L. Cahill, Kim Z. Golden


2. Transaction of any business that properly comes before the meeting or any adjournments thereof. A majority of the proxies or substitutes at the meeting may exercise all the powers granted hereby.


          To assist the Company in planning for the meeting, please indicate below your current plans:

          [ ]     I expect to attend the Annual Meeting.

          [ ]     I do not expect to attend the Annual Meeting.



                 (Continued and to be signed on the other side.)

          The shares represented by this proxy will be voted as specified on the reverse hereof, but if no specification is made, this proxy will be voted for the election of directors. The proxies may vote in their discretion as to other matters that may come before this meeting.

                                      Shares:

                                      Date:___________________________, 1998
    P
    R
    O                                 ------------------------------------
    X                                        Signature or Signatures
    Y

                                      Please date and sign as name is imprinted hereon, including designation as executor, trustee, etc., if applicable. A corporation must sign its name by the president or other authorized officer.

                                      The Annual Meeting of the Shareholders of
                                      Jay Jacobs, Inc. will be held on July 9,
                                      1998 at 9:00 a.m., Pacific, at the
                                      Company's headquarters, located at 1530
                                      Fifth Avenue, Seattle, Washington.

    Please Note: Any shares of stock of the Company held in the name of fiduciaries, custodians or brokerage houses for the benefit of their clients may only be voted by the fiduciary, custodian or brokerage house itself--the beneficial owner may not directly vote or appoint a proxy to vote the shares and must instruct the person or entity in whose name the shares are held how to vote the shares held for the beneficial owner. Therefore, if any shares of stock of the Company are held in "street name" by a brokerage house, only the brokerage house, at the instructions of its client, may vote or appoint a proxy to vote the shares.